UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2022

STANDARD METALS PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Walnut Street, Gadsden, Alabama 35901
(Address of principal executive offices)

(888) 960-7347

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the acquisition of Sustainable Metal Solutions, LLC (“SMS”), previously disclosed on the Form 8-K filed with the Securities and Exchange Commission on January 11, 2022, Standard Metals Processing, Inc. (the “Company”) intends to change its name and trading symbol to better reflect the more diverse business plan, up list to OTCQB and upon completion of the audited financial statements of SMS and its fourteen subsidiaries, including, but not limited to, its wholly owned subsidiary, DeFi Block Chain Token Services, LLC, its joint venture, T Bain Societal Impact Group, LLC and its pending acquisitions, Mitchell Energy Services, LLC and Buffalo Industrial Controls, LLC for the fiscal years of 2019, 2020 and 2021 a further up list to NASDAQ or a NYSE market. Final terms of the transaction can then be determined at that time.

The Company executed a definitive agreement to acquire a controlling interest in executed on January 10, 2022. Closing of the acquisition of SMS is subject to due diligence. The purchase price for the controlling interest of SMS will be determined based on the price of SMPR common stock on the date of Closing, such date to be decided by the Parties in good faith after all conditions precedent are met. The Company will file a registration statement with the SEC covering all shares of common stock issued in connection with this transaction. SMS is an American multi-company environmental development platform focused on producing carbon neutral precious metals and minerals thereby driving American mineral independence while revitalizing the environment and minimizing the impacts of climate change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2022	Standard Metals Processing, Inc.

	By:	/s/ Sharon Ullman
Sharon Ullman Chief Financial Officer

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